UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2015

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)

2100 Rexford Road, Suite 414 Charlotte, North Carolina (Address of principal executive offices)		28211 (Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

On January 30, 2015, in connection with the consummation of the acquisition of additional membership interests in the Copper Beech Portfolio (as defined below), Campus Crest Communities, Inc. (the “Company”) entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Sellers (as defined below), pursuant to which the Company has agreed to file a shelf registration statement within nine months of the earlier of (i) the date on which all remaining interests in the Copper Beech Portfolio contemplated to be acquired by the Company and/or its affiliates pursuant to the Second Amendment (as defined below) have been acquired (such date, the “Second Closing Date”) and (ii) March 31, 2015, covering resales of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon redemption of the OP Units (as defined below) issued to the Sellers as consideration for the acquisition. In addition, the Company has agreed to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing and to keep the registration statement effective until such time as the Sellers no longer own any OP Units or shares of Common Stock issued upon conversion of the OP Units.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Protection Agreement

On January 30, 2015, in connection with the consummation of the acquisition of additional membership interests in the Copper Beech Portfolio, the Company and Campus Crest Communities Operating Partnership, LP (the “Operating Partnership”) entered into a tax protection agreement (the “Tax Protection Agreement”) with certain of the Sellers. Pursuant to the terms of the Tax Protection Agreement, and unless the Company and the Operating Partnership indemnify the applicable Sellers for certain resulting tax liabilities, (i) the Company and the Operating Partnership have agreed not to sell or otherwise to dispose of in a taxable exchange, for a period of 7 years following the earlier of the Second Closing Date and March 31, 2015, any of seventeen specified properties, indirect interests in which have been contributed by the Sellers to the Operating Partnership under the Second Amendment, and (ii) the Company and the Operating Partnership have agreed to allocate to the Sellers, for a period of 7 years following the earlier of the Second Closing Date and March 31, 2015, an aggregate amount of at least $100 million of debt of the Operating Partnership (which amount decreases ratably as the number of OP Units held by the Sellers decreases) without any requirement that any Seller guarantee or directly bear the risk for such indebtedness and, after the end of the 7-year period, to use commercially reasonable efforts to permit the Sellers to enter into guarantees of “qualifying” debt or agreements to return a portion of their deficit capital account so as to permit the Sellers to avoid certain adverse tax consequences.

The foregoing description of the Tax Protection Agreement does not purport to be complete and is qualified in its entirety by reference to the Tax Protection Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 30, 2015, the Company and certain of its affiliates completed the acquisition (the “Initial Closing”) of (i) the Sellers’ remaining interests in 29 student housing properties of a portfolio consisting of 35 student housing properties, one undeveloped land parcel and a corporate office building (the “Copper Beech Portfolio”) and (ii) the Sellers’ remaining interests in Copper Beech at Ames, Iowa, pursuant to that certain Amendment (the “Second Amendment’) to the Company’s purchase and sale agreement with the former members (the “Sellers”) of Copper Beech Townhome Communities, LLC (“CBTC”) and Copper Beech Townhome Communities (PA), LLC (“CBTC PA” and, together with CBTC, “Copper Beech”).

As previously disclosed, pursuant to the terms of the Second Amendment, the Company agreed to acquire the Sellers’ remaining interests in each of the properties comprising the Copper Beech Portfolio other than Copper Beech Kalamazoo Phase 1, Copper Beech Kalamazoo Phase 2, Copper Beech Morgantown, Copper Beech Harrisonburg, Copper Beech Greenville and Copper Beech Parkway. Following the consummation of the Initial Closing, the Company holds a 100% interest in 27 of the properties in the Copper Beech Portfolio, an 85% interest in one property in the Copper Beech Portfolio, an 86% interest in one property in the Copper Beech Portfolio and a 48% interest in 4 of the properties in the Copper Beech Portfolio and has no ownership interests in 2 of the properties in the Copper Beech Portfolio and has a 100% interest in Copper Beech at Ames, Iowa. The Company expects to complete the acquisition of the Sellers’ interests in the remaining 2 properties in the Copper Beech Portfolio – Copper Beech San Marcos Phase 1 and Copper Beech IUP Buy – at such time as it obtains the requisite lender consents. The Company expects to obtain all such consents and to complete the acquisition of Copper Beech San Marco Phase 1 and Copper Beech IUP Buy on or before the end of the first quarter of 2015 (the date of completion of such acquisition is referred to herein as the “Second Closing Date”).

As consideration for the additional interests acquired in the Initial Closing, the Company paid to the Sellers aggregate cash consideration of approximately $58.9 million and the Operating Partnership issued to the Sellers an aggregate of approximately 10.4 million limited partnership units of the Operating Partnership (“OP Units”). The remaining consideration pursuant to the Second Amendment, consisting of approximately $1.4 million in cash and approximately 2.0 million in OP Units, will be payable to the Sellers on the Second Closing Date.

Item 8.01. Other Events.

On February 2, the Company issued a press release announcing the initial closing of the transactions contemplated by the Second Amendment, a copy of which is attached as Exhibit 99.1. The information contained in the press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Real Estate Operations Acquired.

No financial statements are being filed with this report. All required financial statements in connection with the acquisition described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

No pro forma financial information is being filed with this report. All required pro forma financial information in connection with the acquisition described in Item 2.01 will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

10.1	Registration Rights Agreement, dated as of January 30, 2015, by and among Campus Crest Communities, Inc., and the persons listed on Schedule 2.1(i) thereto.

10.2	Tax Protection Agreement, dated as of January 30, 2015, by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, L.P. and the other persons set forth on Schedule 2.1(i) thereto.

99.1	Press release of Campus Crest Communities, Inc., issued on February 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: February 2, 2015	/s/ Aaron Halfacre
Aaron Halfacre
Executive Vice President and Chief Investment Officer

Exhibit Index

Exhibit Number	Description

10.1	Registration Rights Agreement, dated as of January 30, 2015, by and among Campus Crest Communities, Inc., and the persons listed on Schedule 2.1(i) thereto.

10.2	Tax Protection Agreement, dated as of January 30, 2015, by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, L.P. and the other persons set forth on Schedule 2.1(i) thereto.

99.1	Press release of Campus Crest Communities, Inc., issued on February 2, 2015